Exhibit 10.207
SECOND AMENDMENT TO
ERIE INDEMNITY COMPANY
INCENTIVE COMPENSATION DEFERRAL PLAN
Effective January 1, 2017
WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Indemnity Company Incentive Compensation Deferral Plan (the “Plan”); and
WHEREAS, Article 7 of the Plan provides that the Company may amend the Plan provided such amendment is made pursuant to a resolution of the Board of Directors of the Company; and
WHEREAS, the Company desires to amend the Plan to remove Article 5.3(a) of the Plan which allows the Company to delay a payment of nonqualified deferred compensation to the extent that the Company reasonably anticipates that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986 due to changes in how that provision is applied; and
WHEREAS, the Company’s Board of Directors approved the aforementioned amendment by resolution on December 8, 2020.
NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends in its entirety Article 5.3(a) of the Plan as follows, effective as of December 31, 2020:
a)    [Intentionally Omitted]
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 24th day of December, 2020.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Brian W. Bolash	By: /s/ Timothy NeCastro

Title: President and CEO